Comparison of change in value of $10,000 investment in Dreyfus California Intermediate Municipal Bond Fund with the Lehman Brothers 7-Year Municipal Bond Index and the Lehman Brothers 10-Year Municipal Bond Index

EXHIBIT A:

                              Lehman      Lehman
                Dreyfus      Brothers    Brothers
               California     7-Year     10-Year
   PERIOD     Intermediate   Municipal  Municipal
               Municipal       Bond        Bond
               Bond Fund      Index *    Index *

  4/20/92       10,000        10,000     10,000
  3/31/93       11,251        11,061     11,217
  3/31/94       11,647        11,391     11,533
  3/31/95       12,202        12,113     12,400
  3/31/96       13,025        13,090     13,500
  3/31/97       13,623        13,694     14,203
  3/31/98       14,818        14,930     15,678
  3/31/99       15,640        15,814     16,661
  3/31/00       15,643        15,906     16,741
  3/31/01       17,017        17,521     18,542
  3/31/02       17,606        18,137     19,188

* Source: Lehman Brothers